EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT, ("Agreement") is entered into as of the first day of December, 1999 by and between THE ENTERTAINMENT INTERNET, INC., a Nevada corporation, ("Employer", "Corporation", and/or "TEI") and Michael Solomon ("Employee").

                                    ARTICLE I
                                PRINCIPAL DUTIES

Employer agrees to employ Employee primarily in the capacity of Co-Chairman of The Entertainment Internet, Inc. and Chief Executive Officer and President for Employer.

In the foregoing capacities, Employee shall be responsible for advancement of the objectives of the Employer as outlined and/or approved by the Chairman of the Board of Directors (individually) and the Board of Directors (jointly); this shall include, but not be limited to, consultation on operational and management concerns of Employer, advancement of the Castnet.com services into major domestic cities (e.g., New York, Chicago, Boston) and foreign territories worldwide, obtaining a significantly increased market share in the production and casting communities through exponential increase of membership enrollments, increased media visibility, and providing the benefits of all expertise and contacts developed during the extensive and distinguished career of Employee.

Employee expressly understands that Employee may be required to perform such other duties and to work in such other capacities as Employer may deem necessary or advisable and as may be assigned to Employee from time to time by Employer. Employee agrees to duly undertake and perform all such work as may be required by the positions assigned to Employee and to serve Employer faithfully, diligently and to the best of his ability. Employee agrees during the term of this Agreement to devote his best efforts, attention, energy and skill to the performance of his employment duties and to furthering the interests of Employer. Employee shall be subject to the oversight of and report to the Chairman of the Board of Directors (individually) and/or the Board of Directors (jointly).

                                   ARTICLE II
                           COMMENCEMENT OF EMPLOYMENT

Employee's employment under this Agreement shall commence on January 1, 2000, or such other time as the parties may mutually agree and continue through December 31, 2003, constituting three years (the "Contract Period"), unless sooner terminated as hereinafter provided, Employee shall faithfully keep and observe all of the rules which may be prescribed from time to time by the Employer or by any political, governmental, or other authority, for the conduct, whether personal or in the line of duty, of employees and other persons in and about the area of employment.

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                                   ARTICLE III
                               AREA OF EMPLOYMENT

Employee's first assignment is expected to be worldwide.. However, Employee resides in Los Angeles and shall not be required to change residence or to travel frequently to other areas.

                                   ARTICLE IV
                                  COMPENSATION

4.1 Employer shall pay Employee an annual salary for year 2000 of two hundred fifty thousand dollars ($250,000). Salary shall be pro-rated for any partial year. Employer shall provide annual raises to the extent necessary to ensure Employee's salary is equal to the salary provided to Mohamed Hadid as its Chairman of its Board of Directors. This salary will be paid by Employer to Employee in semi-annual installment payment, less taxes payable. If Employer does not have the funds available to make salary payments to Employee, the Board of Directors of Employer shall make the payments in stock or options as determined in their sole discretion.

4.2 Employer may, at its option, pay for a policy of key man life insurance. Employer shall pay the premium for Employee's medical and dental insurance. Employee agrees to fill out any forms and submit to a medical examination, if required.

4.3 No bonus pay or other salary, other than as stated herein, shall be required to be made to Employee, unless approved by Employer's Board of Directors.

4.4      Employee  shall be reimbursed  for all  reasonable  business  expenses,
         including  cell  phone,   travel,   entertainment  and  other  business
         expenses.

4.5 As consideration for the execution of this Agreement Employee shall receive eight hundred fifty thousand (850,000) shares of common stock of Employer and options to purchase an equivalent number of shares of common stock at a price of $0.50, exercisable for 5 years and vested in accordance with Employer's Stock Option Plan. In the event that Employer's Stock Option Plan is not at any time authorized to satisfy the requirements hereof (i.e., necessary reservation of shares to be granted hereunder), Employer shall use its best faith efforts to cure and remedy such situation and, in the event such situation cannot be cured within a reasonable period, to perform its remaining obligations or any deficiency hereunder through the grant of sufficient warrants (apart from Employer's Stock Option Plan) under fair and reasonable terms.

4.6 Employee shall in all respects be afforded "favored nations" status with respect to the compensation and benefits paid hereunder; in all respects not otherwise addressed herein, Employee shall receive and enjoy compensation and benefits on par with those paid to Mohamed Hadid as its Chairman of its Board of Directors.

4.7 Employer and Employee discussed and agreed upon bonus payments to be made to Employee in the event Employer's common stock reaches certain trading levels and sustains the same for a period of thirty (30) days thereafter; such bonus structure grants Employee additional shares of Employer's common stock ("shares") for exceptional performance in the following manner:



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              Sustained Stock Price         Employee Receives

               One dollar ($1.00):     two hundred thousand (200,000) shares;
  Two dollars fifty cents ($2.50);     one hundred thousand (100,000) shares;
             Five dollars ($5.00):     three hundred thousand (300,000) shares;
 Seven dollars fifty cents ($7.50):    two hundred thousand (200,000) shares;
             Ten dollars ($10.00):     three hundred thousand (300,000) shares;

         The foregoing bonuses are "one time only" stock grants and are not repeated each time Employer's common stock price rises or falls.

4.8 Additionally, if Employer's common stock rises to and maintains a trading value in excess of five dollars ($5.00) per share for a sustained period of one (1) year (365 consecutive days), Employee shall be granted one hundred thousand (100,000) shares; the foregoing bonus shall be recurrent, meaning that Employee shall be granted one hundred thousand (100,000) shares for each one (1) year (365 consecutive day) period in which Employer's common stock maintains the trading value described herein.

4.9 If Employer's stock rises above and maintains a trading value in excess of ten dollars ($10.00) dollars for a sustained period of ninety (90) consecutive days, Employee shall be granted fifty thousand (50,000) shares. The foregoing bonus is recurrent but shall not apply to any overlapped periods and shall be limited to application four (4) times in each one (1) year (365 consecutive day) period. If, for example, Employee is granted shares under this paragraph for a stock trading value in excess of ten dollars ($10.00) for the first ninety (90) days of year 2000, the next period for consideration of stock trading values under this paragraph would commence no earlier than the day after the expiration of the ninety (90) days of the first period for which the previous grant was made hereunder.

                  By further illustration, this means if Employer's stock trades in excess of the ten dollar ($10.00) threshold for the period extending from January 15, 2000 through April 7, 2000, the next period for bonus calculation under this section cannot commence until April 8, 2000.

4.10 Employee shall be reimbursed for fifty percent (50%) of the fifty thousand dollar ($50,000) annual salary actually paid to his assistant during the term of this Agreement. In the event Employee's assistant is paid a lesser annual salary, Employer shall reimburse Employee for fifty percent (50%) of the salary amount actually paid during the term hereof. Employee's assistant may participate in any benefits plan afforded to Employer's other part-time employees in accordance with TEI's previously adopted Employee Manual.


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

                                    ARTICLE V
          TREATMENT IN EVENT OF MERGER, SALE, OR DIRECTIVE OF CHAIRMAN

5.1 Employee understands Employer made preliminary contacts and has been negotiating for potential sale, acquisition, merger, and/or changes in control of Employer's corporation and that Employer desires to continue to develop such contacts, negotiations, and talks without becoming constrained by the existence or terms of this Agreement. For this reason, Employer and Employee agree that Employer shall have the right to continue the foregoing activities as it desires, subject to the following "buy out" rights, which shall supersede all other provisions of this Agreement:

5.2 In the event of sale, acquisition, merger, and or changes in control after which the services of Employee are no longer desired, Employer shall have the right to terminate this Agreement in exchange for the following compensation to Employee:

         5.2.1      Payment  (Retention)  in the form of the eight hundred fifty
                    thousand   (850,000)  shares  referenced  in  paragraph  4.5
                    hereof;

         5.2.2 Payment (Retention) by Employee of any monetary salary (pro-rated) payments earned or made.

         5.3.3 Reimbursement of any reasonable business expenses paid by Employee, including, but not limited to, any pro-rated payments which would otherwise be due for Employee's assistant.

The foregoing provisions shall apply to the following persons, business entities and their agents, successors, and assigns:

                  Creative Planet, John Valenti, Michael Kumin
                        Online Production Services (ONPS)
                           Sector Communications, Inc.
                                  Sunburst III

The foregoing provisions shall additionally apply to any transactions for which a formal agreement is executed within ninety (90) days from the execution hereof.


                                   ARTICLE VI
                                   TERMINATION

6.1 Employer may terminate this Agreement at any time in accordance with the provisions of Article V hereof, without further recourse by Employee.

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

         Apart from the provisions of Article V hereof, Employer may terminate this Agreement with or without Cause at any time upon thirty (30) days written notice to Employee specifying the effective date of termination. If Employer terminates Employee's employment with Cause then Employer shall not be required to continue the compensation or benefits provided in Section 4 beyond such termination date. If
         Employer terminates without cause, Employee shall retain all compensation provided herein for a period of one (1) month after termination.

6.2      As used herein, "Cause" shall mean any of the following occurrences:

          (a)  unexcused absences of Employee; or

          (b) willful violation by Employee of any statute, regulation, or ordinance of the United States or any state or local governing authority in the United States, the compliance with which is necessary for operation of the business of Employer; or

          (c)  material   violations  or  breach  by  Employee  of  any  of  the
               provisions of the Agreement; or

          (d) commission by Employee of one or more acts of misconduct or disobedience in connection with his duties as described in writing by Employer or described hereunder, which, when considered individually or in the aggregate, Employer deems material; or

          (e) failure to abide by the written rules and regulations of Employer or its clients, or failure to observe general rules of good conduct, in the line of business; or

          (f)  consistent   failure  of   Employee  to  perform  his  duties  in
               reasonably proficient manner; or

          (g)  Employee being convicted of a felony; or

          (h) mental or physical illness of Employee, which in Employer's good faith judgment prevents, inhibits or impairs Employee's ability to perform his duties in a reasonably proficient and safe manner; or

          (i) death or disability which prevents Employee from fulfilling his duties.


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

6.3 Voluntary. Employee may terminate this Agreement prior to the end of its term by written notice to Employer. A notice of voluntary termination shall specify a proposed effective date or termination of at least ten (10) days after the date of deposit in the U.S. mail. Employer may accept the proposed termination date or may set in the U.S. mail a sooner termination date by mailing notice of such earlier date to Employee by U.S. mail. In the event Employee voluntarily terminates this Agreement, he will receive the compensation and benefits due hereunder through the effective date of termination and no other compensation or benefits, except as earned on a pro-rated basis as of the date of termination.

         "Cause" shall be determined by the Employer's Board of Directors, provided that Employee is given five (5) days written notice and permitted to cure any purported violations (other than absences, which shall not be entitled to a notice and cure period). If Employee deems the matter cured, but Employer's Board of Directors disagrees, the matter shall be submitted to mediation and/or arbitration under Paragraph 9.4 hereof, but Employee's employment shall continue until final determination by the arbitrators adverse to the Employee.


                                   ARTICLE VII
                                OTHER ACTIVITIES

Employee shall devote such portion of his working time and efforts (estimated at fifty one percent (51%) of normal working hours) during the Company's normal business hours (reasonable vacations and sick leave excluded) to the business and affairs of the company and to achieve the duties and responsibilities assigned to him pursuant to this Agreement. Notwithstanding the foregoing, Employee may devote a reasonable amount of his time to civic, community, or charitable activities. Employee in all events shall be free to invest his assets in such manner as will not require any substantial service by Employee in the conduct of the businesses or affairs of the entities or in the management of the assets in which such investments are made during normal business hours of Employer. Employee may serve on the Board of Directors of other public companies.


                                  ARTICLE VIII
                                 CONFIDENTIALITY

8.1 Employee agrees that he will not, at any time, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other entity in any manner whatsoever, any trade secret information of any kind, nature regarding the Company obtained while in the employ of Employer, including all matters known regarding Employer's operations.


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

8.2 For one (1) year (365 consecutive days) after the Contract Period ends, Employee agrees that he will not, at any time, in any fashion, form or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, corporation, or other entity in any manner whatsoever, any information of any kind, nature or description concerning any trade secret of or relating to the Company, or any other business conducted by the Employer ("Confidential Information").

8.3 The parties hereto recognize and agree that in the event that the Employee breaches any of the terms or provisions of paragraph eight (8) of this Agreement, the nature and extent of the resulting damages to the Employer will be difficult if not impossible, of exact computation and calculation, and accordingly, the rights of the Employer hereunder may be enforced by an injunction issued by a court of competent jurisdiction enjoining the Employee from engaging in any activities or practices which are a breach of this Agreement. The parties stipulate and agree that if a mediator, arbitrator, or Court of appropriate jurisdiction should find the duration and our extent of the agreements herein made by the Employee to be unreasonable, then the same should not be held void, but rather should be reformed to that which is reasonable.

8.4  The  provisions  of  Article  VIII  and  all  subparagraph   shall  survive
termination of this Agreement.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

9.1 Employee understands and agrees that all stock grants are subject to approval by Employer's Board of Directors or Compensation Committee as required. Employer acknowledges that the bonus structure included herein is desired by Employee and by Mohamed Hadid as its present Chairman of its Board of Directors, and agrees to seek approval from its Board of Directors for inclusion of provisions for the same in this Agreement.

9.2 Employee understands the grant and bonus provisions contained herein would cause Employer to issue stock in excess of its presently authorized number of shares and that Employer must seek and obtain an amendment to its Articles of Incorporation (and Bylaws, as necessary) to effect such issuances.

9.3 Additional Assurances, The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be specifically proved to the contrary in this Agreement; provided, however, at the request of Company, Employee shall execute such additional instruments and take such additional acts as Company may deem necessary to effectuate this Agreement.


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

9.4 Mediation/Arbitration. With the exception of Paragraph eight (8) of this Agreement any dispute as to the rights and duties of the parties under this Agreement or to its Construction, validity or enforcement shall be submitted first to mediation and, only after and in the event mediation fails, to binding arbitration through JAMS/Endispute in Los Angeles pursuant to the rules discovery proceedings promulgated thereby and using a single arbitrator only. The decision of the mediator and/or arbitrator shall be enforceable in any court of competent jurisdiction. The prevailing party in such mediation and/or arbitration or any proceeding in respect thereof or challenging such mediation and/or arbitration, shall be entitled to receive its or her attorney fees and court incurred in connection therewith.

9.5 Waiver of Breach. The waiver by Company of Employee of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver by Company or Employee of any subsequent breach of the same or other provision hereof.

9.6 Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and the plural. References to the "Chairman of the Board of Directors" are intended to refer to Mohamed Hadid singularly.

9.7 Divisions and Headings. The division of this Agreement into sections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

9.8 Severability. In the event that any of the provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of this Agreement and same shall be construed as if such invalid or unenforceable provisions had never been a part hereof.

9.9 Notices. Any notices provided for in this Agreement shall be given in writing and transmitted by personal delivery or prepaid first class registered or certified U.S mail address as follows:


         Employer:         The Entertainment Internet, Inc.
                           5757 Wilshire Boulevard Suite 124
                           Los Angeles, CA 90036

         Employee:         Mr. Michael Solomon
                           130 S. El Camino Drive
                           Beverly Hills, CA 90212

           (or to such addresses as Employer and/or Employee may designate).


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9.10     Successors  to Employer.  Except as  otherwise  provided  herein,  this
         Agreement shall be binding upon the inure to the benefit of Employer and any successor of Employer, including, without limitation, any corporation or Corporations acquiring directly or indirectly all of substantially all of the assets or business of Employer whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed "Employer" for the purposes of this Agreement), but shall not otherwise be assignable by Employer.

9.11 Governing Law. This Agreement shall be governed by the laws of the State of California.

9.12 Choice of Forum. The parties hereto agree that in the event that any legal suits, actions, or proceedings arising out of this Agreement are instituted by any party hereto, such suits, actions or proceedings shall be instituted only in the state or federal courts in the County of Los Angeles and the State of California. The parties hereto do hereby consent to the jurisdiction of such courts and waive any objection which they may now or hereafter have to the venue of any such suits, actions or proceedings; provided, however, that any party hereto shall have the right to institute proceedings in another jurisdiction if the purpose of such proceedings is to enforce or realize upon any final court judgment arising out of this Agreement.

9.13 Consent to Service. Service of any and all process which may be served on any party hereto in any suit, action, or proceeding related to this Agreement may be made by registered or certified mail to Employee or Employer at their respective address for notice as set forth in Section 9.9, and service so made shall be taken and held to be valid personal service upon such party by any party to this Agreement on whose behalf such service is made.

9.14 Entire Agreement This Agreement constitutes the entire agreement between the parties, superseding all prior understandings, arrangements and agreements, whether oral or written, and may not be amended except by a writing signed by the parties hereto. As used herein) unless the context otherwise indicates, the term "this Agreement" includes any renewals and/or amendments hereof.

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

9.15 This Agreement shall not be amended or modified except by instrument in writing signed by the parties hereto. No failure of either party to insist upon the strict performance by the other of any provision of this Agreement shall be construed to waive the right of such party to subsequently insist upon strict performance of that or any other provision.

IN WITNESS WHEREOF, Employer has, by its appropriate officers executed this Agreement and Employee has executed this Agreement effective the date first written above.


                                 EMPLOYER:

                                       /s/ Mohamed Hadid
                                 By: ___________________________
                                 Mohamed Hadid, Chairman, Board of Directors
                                 The Entertainment Internet, Inc.


                                 EMPLOYEE:

                                        /s/ Michael Solomon
                                 By:  ___________________________
                                        MICHAEL SOLOMON